                               POWER OF ATTORNEY

    The undersigned, as a Director of Rodin Global Property Trust, Inc., (the
"Company") hereby authorizes John J. Jones, Cameron Weil and Sherwin Salar, or any of them, as attorney-in-fact, to sign on his behalf any form, or any amendment to such form, and any and all supplements or other instruments in connection therewith required to be filed by the undersigned pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934
due to his capacity as a Director and/or officer for the Company and to file, at the request of the undersigned, the same, with all exhibits thereto, with the
Securities and Exchange Commission. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in securities issued by Rodin Global Property Trust, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-
fact.

Dated: April 15, 2019

/s/ John M. Matteson
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John M. Matteson, Director's Signature

/s/ John J. Jones
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John J. Jones

/s/ Cameron Weil
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Camerson Weil

/s/ Sherwin Salar
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Sherwin Salar